EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference, of our report dated January 30, 2004 relating to the consolidated financial statements of Armanino Foods of Distinction, Inc. and Subsidiary for the year ended December 31, 2003, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, in the Company's Registration Statements on Form S-8, SEC File No. 33-94196 and 333-103173.


/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 24, 2005